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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Deferred Compensation Plan of SI International, Inc. of our report dated February 10, 2003, with respect to the consolidated financial statements and schedule of SI International, Inc. and subsidiaries included in its Form 10-K/A for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
December 22, 2003

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors